Exhibit 10.4

2014 Annual Base Salaries

Executive Officer	Prior Base Salary	2014 Base Salary
Douglas C. Bryant President and Chief Executive Officer	$511,396	$526,738
Robert J. Bujarski Senior Vice President, Business Development and General Counsel	$330,440	$335,000
Mark Smits Senior Vice President, Commercial Operations, North America	$310,000	$325,000
Timothy T. Stenzel Chief Scientific Officer	$315,000	$315,000
Randall Steward Chief Financial Officer	$315,000	$335,000
John D. Tamerius Senior Vice President, Clinical and Regulatory Affairs	$298,883	$305,000